Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Vertical Aerospace Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title(*)	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares issuable upon exercise of public warrants	15,265,146 (1)(2)	$2,031.82(3)	Form F-4	333-257785	December 1, 2021
Equity	Ordinary shares	238,424,783(4)(5)	$2,198,276,499.26	Form F-1	333-262207	January 27, 2022
Other	Warrants	4,000,000(6)(7)	$3,800,000	Form F-1	333-262207	January 27, 2022
Equity	Ordinary shares issuable upon exercise of warrants	4,000,000(9)(10)	—(8)	Form F-1	333-262207	January 27, 2022
Equity	Ordinary shares	20,000,000(11)(12)	$165,800,000	Form F-1	333-266643	August 18, 2022

(*)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, an indeterminate number of additional securities are registered hereunder to prevent dilution in connection with share splits, share dividends or similar transactions.

(1)            No registration fee is payable in connection with the 15,265,146 ordinary shares issuable upon exercise of public warrants, previously registered on the registration statement on Form F-4 (File No. 333-257785) (the “Company’s F-4 Registration Statement”) of Vertical Aerospace Ltd. (the “Company”) first filed with the SEC on July 9, 2021, as subsequently carried forward to the Company’s registration statement on Form F-1 (File No. 333-264601) first filed with the SEC on May 2, 2022 and declared effective by the SEC on May 18, 2022, and subsequently amended by Post-effective Amendment No. 1 filed with the SEC on August 10, 2022 (“the Warrant F-1 Registration Statement”), because such ordinary shares were carried forward to the Warrant F-1 Registration Statement pursuant to Rule 415(a)(6), pursuant to which the filing fee paid in connection with such ordinary shares will continue to be applied to such ordinary shares, and are hereby being transferred from the Warrant F-1 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the Warrant F-1 Registration Statement.

(2)            An aggregate of 15,264,935 ordinary shares issuable upon exercise of public warrants that were previously registered under the Warrant F-1 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Warrant F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

(3)            Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required to be paid in respect of the ordinary shares issuable upon exercise of public warrants that were registered under the Company’s F-4 Registration Statement.

(4)            No registration fee is payable in connection with the 238,424,783 ordinary shares, previously registered on the Company’s registration statement on Form F-1 (File No. 333- 262207) first filed with the SEC on January 18, 2022 and declared effective by the SEC on January 27, 2022, subsequently amended by Post-effective Amendment No. 1 filed with the SEC on May 2, 2022 and further amended by Post-effective Amendment No. 2 filed with the SEC on August 10, 2022 (the “PIPE F-1 Registration Statement”), because such ordinary shares are being transferred from the PIPE F-1 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the PIPE F-1 Registration Statement.

(5)            An aggregate of 199,742,563 ordinary shares that were previously registered under the PIPE F-1 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(6)            No registration fee is payable in connection with the 4,000,000 warrants, previously registered on the Company’s PIPE F-1 Registration Statement, because such warrants are being transferred from the PIPE F-1 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the PIPE F-1 Registration Statement.

(7)            An aggregate of 4,000,000 warrants that were previously registered under the PIPE F-1 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(8)            Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required to be paid in respect of the ordinary shares issuable upon exercise of warrants that were registered under the Company’s PIPE F-1 Registration Statement.

(9)            No registration fee is payable in connection with the 4,000,000 ordinary shares issuable upon exercise of warrants, previously registered on the Company’s PIPE F-1 Registration Statement, because such ordinary shares are being transferred from the PIPE F-1 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the PIPE F-1 Registration Statement.

(10)            An aggregate of 4,000,000 ordinary shares issuable upon exercise of warrants that were previously registered under the PIPE F-1 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(11)            No registration fee is payable in connection with the 20,000,000 ordinary shares, previously registered on the Company’s registration statement on Form F-1 (File No. 333- 266643) first filed with the SEC on August 8, 2022 and declared effective by the SEC on August 18, 2022 (the “ESL F-1 Registration Statement”), because such ordinary shares are being transferred from the ESL F-1 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the ESL F-1 Registration Statement.

(12)            An aggregate of 18,896,137 ordinary shares that were previously registered under the ESL F-1 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the ESL F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.